                                 Exhibit 10.3


                            MEMORANDUM OF AGREEMENT
                                      AND
             INDEXED EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT

                      TARA STATE BANK, RIVERDALE, GEORGIA

                            MEMORANDUM OF AGREEMENT


     This agreement made and entered into as outlined in Memorandum of Agreement dated January 12, 1995 with effective date of employment of March 1, 1995 between Tara Bankshares corporation and Tara State Bank (hereinafter referred to as "Bank") and Charles M. Barnes (hereinafter referred to as "Employee") enter into this agreement under the terms and conditions as follows:

                                      (1)

     Employee shall serve as President and Chief Executive Officer of the bank and shall perform such services and duties as the Board of Directors may designate. Employee shall control the general management of the bank with all the authority and power necessary, subject to the direct of the Board of Directors.

                                      (2)

     The term of the employment contract shall be for five years from date of this Agreement of March 1, 1995 unless terminated pursuant to the terms and conditions contained herein.

                                      (3)

     This agreement shall be terminated by Bank without additional compensation at an earlier date by:

     (a) The inability of the Employee due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of 180 days within any 360 consecutive day period;

     (b) Any act of gross negligence or gross neglect or the conviction of a felony or misdemeanor that results in any adverse effect on the Bank;

     (c) Failure or refusal of Employee to comply with the terms of this agreement.

                                      (4)

     The Bank may terminate this agreement without cause by written notice and upon payment of the base compensation for the remainder of the term of the agreement but not to exceed a period of twelve (12) consecutive months.

                                      (5)

     In the event employee elects to terminate this agreement prior to the ending date, he shall give in writing a sixty (60) day notice and shall forfeit any future compensation provided for and shall become an Employee at the will and discretion of the Board of Directors and shall receive only compensation for services rendered. In that event the Employee shall for a period of twelve (12) months not accept employment with any financial institution having its principal office in Clayton County.

                                      (6)

     In the event of change of control of the bank and the acquiring bank does not retain employee at the same position with the same benefits and compensation at the same location the employee shall be entitled to receive a lump sum cash payment of one and one-half times his annual salary.

                                      (7)

     The bank shall pay the employee a base salary of $120,000.00 annually, plus, an executive salary continuation plan. Said plan agreement to be executed contemporaneously with this agreement.

                                      (8)

     The bank shall provide the employee a suitable automobile for business use.

                                      (9)

     Employee shall participate in the life insurance; health insurance; disability insurance and vacation programs as is usual and customary for bank employees.

                                     (10)

     It is agreed that employee shall within thirty-six (36) months from employment date of March 1, 1993 move his residence to Clayton County or an agreed upon nearby community. The bank shall pay relocation expenses up to $15,000.00. Said expenses to include moving by a professional moving company; sales commission on the sale of his present home and closing cost on the purchase of his new home.

                                     (11)

     This agreement shall be construed and enforced under the laws of the State of Georgia. In the event any provision of this agreement shall be held to be void or unenforceable such action shall not affect the remaining provisions thereof.

                                     (12)

     This agreement contains the sole and entire agreement between the parties and shall be modified or amended only in writing.

     This 7th day of August, 1995.


                                            TARA BANKSHARES CORPORATION


                                            By:/s/ George E. Glaze
                                               ------------------------------
                                               Chairman Board of Directors


                                               /s/ Charles M. Barnes
                                               ------------------------------
                                               Charles M. Barnes

                  INDEXED EXECUTIVE SALARY CONTINUATION PLAN
                  ------------------------------------------

                                   AGREEMENT
                                   ---------


     This Agreement, made and entered into by and between Tara State Bank, a Bank organized and existing under the laws of the State of Georgia, hereinafter referred to as "the Bank", and Charles M. Barnes a Key Employee and the Executive of the Bank, hereinafter referred to as "the Executive".

     The Executive has been in the employ of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate his services.

     Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon his retirement and, alternatively, to his beneficiary(ies) in the event of his premature death while employed by the Bank.

     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

     Therefore, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

14. DEFINITIONS


    1.   Effective Date:
         --------------

         The Effective Date of this Agreement shall be 7th August, 1995.


    2.   Plan Year:
         ---------

         Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

    3.   Retirement Date:
         ---------------

         Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches his sixty (60th) birthday or such later date as the Executive may actually retire.

    4.   Termination of Service:
         ----------------------

         Termination of Service shall mean voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause [cause being defined in subparagraph III (E) hereinafter], prior to the Normal Retirement Age [described in subparagraph I (J) hereinafter].

    5.   Pre-Retirement Account:
         ----------------------

         A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to termination of service or the Executive's retirement, such liability reserve account shall be increased or decreased each Plan Year (including the Plan Year in which the Executive ceases employment) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index [described in subparagraph I (G) hereinafter], less the Cost of Funds Expense for that Plan Year [described in subparagraph I (H) hereinafter].

    6.   Index Retirement Benefit:
         ------------------------

         The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [subparagraph I (H)] for that Plan Year.

    7.   Index:
         -----

         The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.


         Insurance Company:                  Alexander Hamilton Life Insurance Company
         Policy Form:                        Flexible Premium Adjustable Life Insurance
         Policy Name:                               Universal Life
         Insured's Age and Sex:              48, Male
         Riders:                             None
         Ratings:                            None
         Option:                             A
         Face Amount:                        $771,000


         Premiums Paid:                      $300,000
         Number of Premium Payments:         One
         Assumed Purchase Date:              August 3, 1995

         If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

         In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

    8.   Cost of Funds Expense:
         ---------------------

         The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any benefits paid to the Executive pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds of the Bank's third quarter Call Report for the Plan Year as filed with the Federal Reserve.

    9.   Change Of Control:
         -----------------

         Change of control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank holding company from the Effective Date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control.

    10.  Normal Retirement Age:
         ---------------------

         Normal Retirement Age shall mean the date on which the Executive attains age sixty (60).

15. EMPLOYMENT


    No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.


16. INDEX BENEFITS


    The following benefits provided by the Bank to the Executive are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits.

    1.   Retirement Benefits:
         -------------------

         Should the Executive continue to be employed by the Bank until his "Normal Retirement Age" defined in subparagraph I (J), he shall be entitled to receive the balance in his Pre-Retirement Account [as defined in subparagraph I (E)] in ten (10) equal annual installments commencing thirty (30) days following the Executive's Retirement Date. In addition to these payments, commencing with the Plan Year in which the Executive attains his Retirement Date, the Index Retirement Benefit [as defined in subparagraph I (F) above] for each year shall be paid to the Executive until his death.

    2.   Additional Contributions:
         ------------------------

         The Bank shall make an initial payment of thirty thousand dollars ($30,000) to the Pre-Retirement Account. Any lump sum contribution by the Bank or the Executive over and above the Indexed Retirement Benefit as defined in subparagraph I(F), shall be fully vested upon payment and shall not be subject to forfeiture. Should the Executive be discharged for cause [as defined in subparagraph III (E)] all additional contributions shall be paid within ninety (90) days of his last day of service or final determination if submitted for arbitration as provided for in subparagraph VII (B).

    3.   Termination of Service:
         ----------------------

         Subject to subparagraph III (E) hereinafter, should the Executive suffer a termination of service [defined in subparagraph I (D)], he shall be entitled to receive thirteen percent (13%), times the number of full years of service for the first four (4) years and eight percent (8%) for each year of service thereafter [to a maximum of one hundred percent (100%)] the Executive has served from the date of first employment prior to attaining Normal Retirement-Age with the Bank times the balance in the

         Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Retirement Date [subparagraph I (C)]. In addition to these payments, thirteen percent (13%) times full years of service for the first four (4) years and eight percent (8%) for each year of service thereafter [to a maximum of one hundred percent (100%)], times the Index Retirement Benefit for each year of service shall be paid to the Executive until his death.

    4.   Death:
         -----

         Should the Executive die prior to having received the full balance of the Pre-Retirement Account, the unpaid vested balance (pursuant to subparagraph III C) of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Executive and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive's estate.

    5.   Discharge for Cause:
         -------------------

         Should the Executive be discharged for cause at any time prior to his Retirement Date, all benefits under this Agreement [subparagraphs III
         (A), (C), and (D)] shall be forfeited. The term "for cause" shall mean gross negligence or gross neglect or the conviction of a felony or misdemeanor that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

    6.   Death Benefit:
         -------------

         Except as set forth above, there is no death benefit provided under this Agreement.


17. RESTRICTIONS UPON FUNDING

    The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his beneficiary(ies) or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

    The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

    If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.


18. CHANGE OF CONTROL

    Upon a Change of Control [as defined in subparagraph I (I) herein], if the Executive's employment is subsequently terminated then he shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if he had been continuously employed by the Bank until that time. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.


19. MISCELLANEOUS

    1.   Alienability and Assignment Prohibition:
         ---------------------------------------

         Neither the Executive, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

    2.   Binding Obligation of Bank and any Successor in Interest:
         --------------------------------------------------------

         The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

    3.   Amendment or Revocation:
         -----------------------

         It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

    4.   Gender:
         ------

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

    5.   Effect on Other Bank Benefit Plans:
         ----------------------------------

         Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

    6.   Headings:
         --------

         Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

    7.   Applicable Law:
         --------------

         The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.


20. ERISA PROVISION

    1.   Named Fiduciary and Plan Administrator:
         --------------------------------------

         The "Named Fiduciary and Plan Administrator" of this plan shall be Tara State Bank until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein. He may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

    2.   Claims Procedure and Arbitration:
         --------------------------------

         In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

         If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety
         (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

         Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 7th day of August, 1995 and that, upon execution, each has received a conforming copy.



                                      TARA STATE BANK



/s/ Allette B. Cheaves                By:/s/ George E. Glaze
----------------------                   ------------------------------------
Witness                                  Chairman Bd of Dir.           Title



/s/ Allette B. Cheaves                By:/s/ Charles M. Barnes
----------------------                   ---------------------
Witness                                      Charles M. Barnes

                        FLEXIBLE PREMIUM LIFE INSURANCE
                        -------------------------------

                ENDORSEMENT METHOD SPLIT DOLLAR PLAN AGREEMENT
                ----------------------------------------------


Insurer:                            Alexander Hamilton Life Insurance Company

Policy Number:                      0008926335

Bank:                               Tara State Bank

Insured:                            Charles M. Barnes

Relationship of Bank to Insured:    Employer



The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:


I.   DEFINITIONS

     Refer to the policy contract for the definition of all terms in this Agreement.


II.  POLICY TITLE AND OWNERSHIP

     Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.


III. BENEFICIARY DESIGNATION RIGHTS

     The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.    TAXABLE BENEFIT

      Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent.


VI.   DIVISION OF DEATH PROCEEDS

      Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

      A. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

      B.   The Bank shall be entitled to the remainder of such proceeds.

      C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.


VII.  DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

      The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.


VIII. PREMIUM WAIVER

      If the policy contains a premium waiver provision, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.


IX.   RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

      In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

X.    TERMINATION OF AGREEMENT

      This Agreement shall terminate at the option of the Bank following thirty
      (30) days written notice to the Insured if the Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

      Upon such termination, the Insured (or assignee) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

      1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

      2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

      Should the Insured (or assignee) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

      Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.


XI.   INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

      The Insured may not, without the written consent of the Bank assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.


XII.  AGREEMENT BINDING UPON THE PARTIES

      This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.


XIII. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

      Tara State Bank is hereby designated the "Named Fiduciary" until resignation or removal by the board of directors. As Named Fiduciary, Tara State Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The

      Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.


XIV.  FUNDING POLICY

      The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.


XV.   CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

      Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (404-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

      In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.


XVI.  GENDER

      Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.


XVII. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

      The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

Executed at Riverdale, Georgia this 7th day of August, 1995.



                                        TARA STATE BANK



/s/ Cindy Kerlin                        By:
-----------------------------             -------------------------------------
Witness                                                               Title



/s/ Cindy Kerlin                        By:
-----------------------------              -------------------------------------
Witness                                       Charles M. Barnes

                         BENEFICIARY DESIGNATION FORM



PRIMARY DESIGNATION:

                 Name                                Relationship
                 ----                                ------------

Ellen B. Barnes                         Wife
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CONTINGENT DESIGNATION:

The Estate of Charles M. Barnes
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/s/Charles M. Barnes                    8 August 1995
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Charles M. Barnes                       Date